                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                            PRINTCAFE SOFTWARE, INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                     25-1854929
(State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization)

        FORTY 24TH STREET
         PITTSBURGH, PA                                    15222
(Address of Principal Executive Offices)                 (Zip Code)

                             1999 STOCK OPTION PLAN
                            2000 STOCK INCENTIVE PLAN
                       2002 EMPLOYEE STOCK INCENTIVE PLAN
                        2002 EMPLOYEE STOCK PURCHASE PLAN
                    2002 KEY EXECUTIVE STOCK INCENTIVE PLAN
                            (Full Title of the Plans)

                                  MARC D. OLIN
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            PRINTCAFE SOFTWARE, INC.
                                FORTY 24TH STREET
                              PITTSBURGH, PA 15222
                     (Name and Address of Agent For Service)

                                 (412) 456-1141
          (Telephone Number, Including Area Code, of Agent For Service)

                                       CALCULATION OF REGISTRATION FEE
===========================================================================================================================
                                                                     PROPOSED
                                                     AMOUNT           MAXIMUM        PROPOSED MAXIMUM       AMOUNT OF
              TITLE OF SECURITIES                     TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
               TO BE REGISTERED                   REGISTERED(1)      PER SHARE        OFFERING PRICE           FEE
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001 PER SHARE, TO        9,831 shares (2)     $78.42          $770,947.02            $71.00
BE ISSUED UNDER 1999 STOCK OPTION PLAN
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001 PER SHARE, TO      112,526 shares (2)    $208.03       $23,408,783.78         $2,154.00
BE ISSUED UNDER 2000 STOCK INCENTIVE PLAN
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001 PER SHARE, TO      471,603 shares (2)     $12.96        $6,111,974.88           $563.00
BE ISSUED UNDER 2002  EMPLOYEE STOCK INCENTIVE
PLAN
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001 PER SHARE, TO BE   294,162 shares (3)      $6.53        $1,920,877.86           $177.00
ISSUED UNDER 2002  EMPLOYEE STOCK INCENTIVE
PLAN
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001 PER SHARE, TO BE   337,837 shares (4)      $8.50        $2,871,614.50           $265.00
ISSUED UNDER 2002 EMPLOYEE STOCK PURCHASE PLAN
---------------------------------------------------------------------------------------------------------------------------
COMMON STOCK, PAR VALUE $.0001 PER SHARE, TO      766,520 shares (2)      $4.21        $3,227,049.20           $297.00
BE ISSUED UNDER 2002 KEY EXECUTIVE STOCK
INCENTIVE PLAN
---------------------------------------------------------------------------------------------------------------------------
TOTALS                                          1,992,479 shares                                             $3,527.00 (5)
===========================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock that become issuable under any of the plans by reason of any stock split, stock dividend, recapitalization, or other similar transaction.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee. The calculation is based upon the weighted average per share exercise price of outstanding options under each plan.

(3) Calculated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee. The calculation with respect to ungranted awards is based upon the average of the high and low sale prices of the registrant's Common Stock as reported on the Nasdaq National Market on June 21, 2002.

(4) Calculated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The calculation is based upon the initial public offering price of $10.00 per share as set forth in the registrant's prospectus filed with the Commission on June 18, 2002 pursuant to Rule 424(b) under the Securities Act, which forms a part of the registrant's Registration Statement on Form S-1 (File No. 333-82646), multiplied by 85%, which is the percentage of the fair market value of the Common Stock applicable to purchases under the Employee Stock Purchase Plan.

(5) The registrant previously paid a registration fee of $37,950 on March 14, 2000 in connection with the filing of a Registration Statement on Form S-1 (File No. 333-32388), which was subsequently withdrawn. The registration fee due for this filing is $3,527, all of which has been offset by the amount previously paid, in accordance with Rule 457(p).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by Printcafe Software, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         1. the Company's prospectus covering the offer and sale of shares of the Company's Common Stock, par value $.0001 per share (the "Common Stock"), filed with the Commission on June 18, 2002 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements for the Company's latest fiscal year for which such statements have been filed; and

         2. the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on March 27, 2002, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered by this Registration Statement have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the plans meeting the requirements of Section 10(a) of the Securities Act.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12(g) of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation, in its certificate of incorporation, to limit or eliminate, subject to certain statutory limitations, the liability of directors to the corporation or its stockholders for monetary damages for breaches of fiduciary duty, except for liability (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit. Article VII of the registrant's Amended and Restated Certificate of Incorporation provides that the personal liability of directors of the registrant is eliminated to the fullest extent permitted by the DGCL.

         Under Section 145 of the DGCL, a corporation has the power to indemnify directors and officers under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in connection with any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, to which any of them is a party by reason of being a director or officer of the corporation, if it is determined that the director or officer acted in accordance with the applicable standard of conduct set forth in such statutory provision. Article VIII of the registrant's Amended and Restated Certificate of Incorporation provides that the registrant will indemnify and may advance expenses to its officers and directors to the fullest extent permitted by law from time to time in effect. Article VII of the registrant's Amended and Restated Bylaws provides that the registrant, to the maximum extent and in the manner permitted by the DGCL, will indemnify each of its directors and officers against expenses (including attorneys' fees), judgments, fines, settlements, and other amounts actually and reasonably incurred, and advance expenses incurred, in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the registrant and if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. Under this provision, a director or officer includes any person who (a) is or was a director of officer of the registrant, or (b) is or was serving as a director or officer, at the request of the registrant, of another entity. Article VII of the registrant's Amended and Restated Bylaws further permits the registrant to maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee, or agent of another entity, against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the registrant would have the power to indemnify such person against such liability under the DGCL. The registrant maintains directors' and officers' liability insurance. Article VII of the registrant's Amended and Restated Bylaws also provides that any amendment, repeal, or modification of any provision of Article VII will be prospective only, and will not adversely affect any right or protection conferred on any person pursuant to Article VII and existing at the time of the amendment, repeal, or modification.

         The registrant, in order to provide additional protection to directors and officers, has entered into Indemnification Agreements with its directors and certain of its officers. The Indemnification Agreement provides that the registrant shall indemnify the indemnitee for third party claims, by reason of the fact that indemnitee is or was a director or officer of the registrant, or any subsidiary of the registrant, or serving in any capacity of any other entity at the request of the registrant, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by the indemnitee in connection with such action, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee's conduct was unlawful. The registrant shall indemnify the indemnitee for proceedings by or in the right of the registrant, by reason of the fact that the indemnitee is or was a director or officer of the registrant, or any subsidiary of the registrant, or serving in any capacity of any other entity at the request of the registrant, against expenses (including attorneys' fees) and, to the fullest extent permitted by law, amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld), in each case to the extent actually and reasonably incurred by the indemnitee in connection with the defense or settlement if the indemnitee acted in good faith, and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the registrant and its stockholders, except that no indemnification shall be made in respect of any claim, issue or matter as to which the indemnitee shall have been finally adjudicated by court order or judgement to be liable to the registrant in the performance of the indemnitee's duty to the registrant and its stockholders, unless and only to the extent that the court in which such action or proceeding shall deem proper.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

 EXHIBIT NO.                                           DESCRIPTION
---------------      ---------------------------------------------------------------------------------
     4.1             Registrant's  1999 Stock Option Plan  (incorporated by reference to Exhibit 10.1 to the registrant's  Registration Statement on Form S-1, File No. 333-82646 (the
                     "Form S-1")).

     4.2             Registrant's  2000 Stock  Incentive Plan  (incorporated  by reference to Exhibit
                     10.2 to the Form S-1).

     4.3             Registrant's  2002 Employee  Stock Purchase Plan  (incorporated  by reference to
                     Exhibit 10.3 to the Form S-1).

     4.4             Registrant's 2002 Key Executive Stock Incentive Plan  (incorporated by reference to Exhibit 10.4 to the Form S-1).

     4.5             Registrant's  2002 Employee Stock Incentive Plan  (incorporated  by reference to
                     Exhibit 10.5 to the Form S-1).

     5.1             Opinion of Morgan, Lewis & Bockius LLP.

     23.1            Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

     23.2            Consent of Ernst & Young LLP.

     24.1            Power of attorney (included on signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on June 26, 2002.

                                              PRINTCAFE SOFTWARE, INC.


                                              By:    /s/ MARC D. OLIN
                                                 ------------------------------
                                                       Marc. D. Olin
                                                       President and Chief
                                                       Executive Officer

         KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Printcafe Software, Inc., a Delaware corporation, do hereby constitute and appoint Marc D. Olin and Joseph J. Whang, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

                  Signature                               Capacity                              Date
                  ---------                               --------                              ----
             /s/ Marc. D. Olin               President, Chief Executive Officer            June 26, 2002
-------------------------------------------- and Director (principal executive
                Marc D. Olin                 officer)

            /s/ Joseph J. Whang              Chief Financial Officer and                   June 26, 2002
-------------------------------------------- Chief Operating Officer
              Joseph J. Whang                (principal financial and
                                             accounting officer)

             /s/ Amos Michelson              Chairman of the Board                         June 26, 2002
--------------------------------------------
               Amos Michelson

         /s/ Charles J. Billerbeck           Director                                      June 26, 2002
--------------------------------------------
           Charles J. Billerbeck

             /s/ Victor A. Cohn              Director                                      June 26, 2002
--------------------------------------------
               Victor A. Cohn

               /s/ Judi Hess                 Director                                      June 26, 2002
--------------------------------------------
                 Judi Hess

                                  EXHIBIT INDEX

 EXHIBIT NO.                                           DESCRIPTION
---------------      ---------------------------------------------------------------------------------
     4.1             Registrant's  1999 Stock Option Plan  (incorporated by reference to Exhibit 10.1 to the registrant's  Registration Statement on Form S-1, File No. 333-82646 (the
                     "Form S-1")).

     4.2             Registrant's  2000 Stock  Incentive Plan  (incorporated  by reference to Exhibit
                     10.2 to the Form S-1).

     4.3             Registrant's  2002 Employee  Stock Purchase Plan  (incorporated  by reference to
                     Exhibit 10.3 to the Form S-1).

     4.4             Registrant's 2002 Key Executive Stock Incentive Plan  (incorporated by reference to Exhibit 10.4 to the Form S-1).

     4.5             Registrant's  2002 Employee Stock Incentive Plan  (incorporated  by reference to
                     Exhibit 10.5 to the Form S-1).

     5.1             Opinion of Morgan, Lewis & Bockius LLP.

     23.1            Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

     23.2            Consent of Ernst & Young LLP.

     24.1            Power of attorney (included on signature page of this Registration Statement).